As filed with the Securities and Exchange Commission on September 21, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WARBY PARKER INC.
(Exact name of registrant as specified in its charter)

Delaware	80-0423634
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Warby Parker Inc.
233 Spring Street, 6th Floor East
New York, New York 10013
(646) 847-7215
(Address of principal executive offices, including zip code)
Warby Parker Inc. Amended and Restated 2011 Stock Plan
Warby Parker Inc. 2019 Founder Stock Plan
(Full title of the plans)

Neil Blumenthal, Co-Founder and Co-Chief Executive Officer
Dave Gilboa, Co-Founder and Co-Chief Executive Officer
Warby Parker Inc.
233 Spring Street, 6th Floor East
New York, New York 10013
(646) 847-7215
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Marc D. Jaffe
Stelios G. Saffos
Benjamin J. Cohen
Brittany D. Ruiz
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share
Shares issued pursuant to stock options under the Warby Parker Inc. Amended and Restated 2011 Stock Plan	27,974 (2)	$8.66 (3)	$242,254.84	$26.43
Shares issued pursuant to restricted stock unit awards granted under the Warby Parker Inc. Amended and Restated 2011 Stock Plan	2,069,775 (4)	$0.000033 (5)	$68.30	$0.01
Shares issued pursuant to restricted stock unit awards granted under the Warby Parker Inc. 2019 Founder Stock Plan	6,681,896 (6)	$0.000033 (5)	$222.73	$0.02
Total	8,779,645		$242,545.87	$26.46
__________________
(1)Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of the Registrant’s Class A common stock, $0.0001 par value per share (the “Class A common stock”), that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s Class A common stock, as applicable.
(2)Represents 27,974 shares of Class A common stock issued pursuant to the exercise of stock options granted under the Warby Parker Inc. Amended and Restated 2011 Stock Plan (the “2011 Plan”).
(3)Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $8.66 per share, which is the weighted average exercise price of shares issued pursuant to stock options granted under the 2011 Plan as of the date of this Registration Statement.
(4)Represents 2,069,775 shares of Class A common stock issued or issuable pursuant to the settlement of restricted stock units granted under the 2011 Plan.
(5)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a). Given that there is no proposed maximum offering price per share of Class A common stock, the Registrant calculates the proposed maximum aggregate offering price, by analogy to Rule 457(f)(2), based on one-third of the par value per share of the Registrant’s Class A common stock, or $0.000033 per share, because the Registrant has an accumulated capital deficit based on the Registrant’s unaudited pro forma balance sheet as of June 30, 2021. Given that the Registrant’s shares of Class A common stock are not traded on an exchange or over-the-counter, the Registrant did not use the market prices of its Class A common stock in accordance with Rule 457(c).
(6)Represents 6,681,896 shares of Class A common stock issuable upon conversion of shares of Class B Common Stock underlying equity awards outstanding under the Warby Parker Inc. 2019 Founder Stock Plan (the “2019 Plan”).

EXPLANATORY NOTE
This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Shares”) of Warby Parker Inc. (“us,” “we,” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are current and former directors, officers, other employees, and consultants of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS
WARBY PARKER INC.
8,779,645 Shares of Class A Common Stock

This prospectus relates to 8,779,645 shares of Class A common stock, $0.0001 par value per share (the “Shares”), of Warby Parker Inc., which may be offered from time to time by certain stockholders that are our current or former directors, officers, other employees, and consultants (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to the Registrant’s Amended and Restated 2011 Stock Plan and 2019 Founder Stock Plan, each as amended (collectively, the “Plans”).
The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.
Our Class A common stock registered pursuant to our Registration Statement on Form S-1 (File No. 333-259035), as amended, was declared effective on September 17, 2021. Our Class A common stock has been approved for listing on the New York Stock Exchange under the symbol “WRBY.”
The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” on page 6 of this prospectus.
The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 21, 2021

ABOUT THIS REOFFER PROSPECTUS
You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, results of operations, financial condition, and prospects may have changed since that date.
Our design logo, “Warby Parker,” and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Warby Parker Inc. or its affiliates. Other trade names, trademarks, and service marks used in this prospectus are the property of their respective owners..
Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” and “Warby Parker” refer to Warby Parker Inc. and its consolidated subsidiaries.

THE COMPANY
Warby Parker is a mission-driven, lifestyle brand that operates at the intersection of design, technology, healthcare, and social enterprise. We stand for fun, creativity, and doing good in the world. Every day, our team of nearly 3,000 team members is focused on our mission to inspire and impact the world with vision, purpose, and style (without charging a premium for it). Our ultimate objective is to provide vision for all.
Corporate Information
We were incorporated as JAND, Inc. in Delaware on May 7, 2009, and, in June 2021, changed our name to Warby Parker Inc. and became a public benefit corporation in Delaware. Our principal executive offices are located at 233 Spring Street, 6th Floor East, New York, New York 10013. Our telephone number is (646) 847-7215. Our website address is www.warbyparker.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-259035), filed with the Securities and Exchange Commission on August 24, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be harmed. In that event, the trading price of our Class A common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations or financial condition, business strategy, and plans and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•our ability to manage our future growth effectively;
•our expectations regarding cost of goods sold, gross margin, Four-Wall Margin, Average Contribution Per Customer, channel mix, customer mix, and selling, general, and administrative expenses;
•planned new retail stores in 2021 and going forward;
•increases in component and shipping costs and changes in supply chain;
•our ability to compete successfully;
•our ability to manage our inventory balances and shrinkage;
•our ability to engage our existing customers and obtain new customers;
•the growth of our brand awareness;
•the effects of the ongoing COVID-19 pandemic;
•the effects of seasonal trends on our results of operations;

•our ability to stay in compliance with extensive laws and regulations that apply to our business and operations;
•our ability to adequately maintain and protect our intellectual property and proprietary rights;
•our reliance on third parties for our products, operation and infrastructure;
•the increased expenses associated with being a public company;
•the future trading prices of our Class A common stock; and
•our plan to donate, subject to our board of directors’ discretion and approval, up to an additional 1,071,432 shares of Class A common stock to the Warby Parker Impact Foundation or such other nonprofit entity designated by the board of directors in installments over time and from time to time.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information, actual results, revised expectations, or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our common stock as of September 17, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”
The Shares offered by the Selling Stockholders hereunder include an aggregate of 8,779,645 outstanding shares of Class A common stock acquired by certain of our current and former directors, officers, other employees, and consultants pursuant to the Plans, as described in this prospectus. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of September 6, 2021, subject to community property laws where applicable.
We have based percentage ownership of our common stock before this offering on 89,444,249 shares of our Class A common stock outstanding as of September 17, 2021, and 21,983,203 shares of our Class B common stock, $0.0001 par value per share (the “Class B common stock”), outstanding as of September 17, 2021, which includes:
•the conversion of 53,321,107 outstanding shares of all series of our convertible preferred stock into an aggregate of 53,321,107 shares of our Class A common stock which will occur prior to our listing, as if this conversion had occurred as of September 17, 2021;
•the filing and effectiveness of our amended and restated certificate of incorporation in Delaware, which will occur prior to our listing and which will, among other things, effect (x) the reclassification of all outstanding shares of our Series A common stock (i) beneficially owned by Neil Blumenthal and Dave Gilboa or (ii) held by certain trusts and limited liability companies affiliated with Neil Blumenthal, Dave Gilboa, or their family members (collectively, the “Co-Founder Shares”), into Class B common stock and (y) the reclassification of all other outstanding shares of our Series A common stock and all outstanding shares of Series B common stock, other than the Co-Founder Shares, into Class A common stock;
•no shares of Class C common stock, $0.0001 par value per share, outstanding as of September 17, 2021.
The table below does not reflect the 178,572 shares of Class A common stock that we donated to the Warby Parker Impact Foundation and up to an additional 1,071,432 shares of Class A common stock that our board of directors authorized for issuance, subject to our board’s discretion and approval, to the Warby Parker Impact Foundation or such other nonprofit entity designated by the board of directors, in installments over time and from time to time.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Warby Parker Inc., 233 Spring Street, 6th Floor East, New York, New York 10013.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered(1)	Shares Beneficially Owned After the Offering(2)
Selling Stockholder	Shares	Percentage(3)	Shares	Shares	Percentage(3)
Neil Blumenthal, Co-Chief Executive Officer, Director	3,340,948	3.0%	3,340,948	—	*
Dave Gilboa, Co-Chief Executive Officer, Director	3,340,948	3.0%	3,340,948	—	*
Steven Miller, Chief Financial Officer	225,995	*	225,995	—	*
Teresa Briggs, Director(4)	34,358	*	34,358	—	*
Youngme Moon, Director	31,131	*	31,131	—	*
Other Named Selling Stockholders(5)	1,714,273	1.5%	1,714,273	—	*
Other Selling Stockholders(6)	91,992	*	91,992	—	*
__________________
*Represents beneficial ownership of less than 1%.
(1)Reflects shares of our Class A common stock offered under this prospectus, including shares of Class A common stock issuable upon conversion of outstanding shares of Class B common stock.
(2)Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.
(3)For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock and Class B common stock held by the holders (to the extent such holder holds any shares of Class B common stock).
(4)Includes 34,358 shares of Class A common stock held by The Teresa Briggs Trust. Ms. Briggs may be deemed to have voting power and dispositive power over the shares held by The Teresa Briggs Trust.
(5)Includes the following 301 named non-affiliate persons, each of whom holds at least 1,000 Shares (last name listed first): Adams Ashley, Akopyan Levon, Aldarondo Daniel, Almanza Jessica, Arana Nerea, Bachelier Seth, Bak Hyung, Baker Lucas, Barad Ria, Baragona Anthony, Beck Douglas, Begien Catherine, Bensky Allan, Bentley Adam, Bernberg Brian, Berry Sean, Bhutta Safeera, Bidwal Simren, Binder Lon, Blake Stephen, Bleakley Christopher, Bloch Justin, Bowins Erica, Bradbury Patrick, Breland Jason, Brooks Aled, Broom Gregory, Brown Ricci, Brutski Andrey, Buntain Isabel, Buxbaum Lindsay, Byers John, Callewaert Matthew, Carbol Tyler, Cerasuolo Jullian, Chan Stephanie, Chang Lisa, Changrani Shaan, Chaverri Vanessa, Chen Katherine, Chhaya Anushka, Chin-Petronis Tracy, Choi Sung, Christy Stephen, Cilia David, Cobarrubias Gregory, Colescott Shay, Collins Erin, Costa Christopher, Craig Michael, Dalenburg Aaron, Davis Carley, DeShazer David, D’Espinosa Joseph, Dickerson William, Dodson Benjamin, Domako Christine, Domingue Thomas, Dona Bernat Alaine, Donivan Kelly, Dowd Molly, Dowling Brian, Dramen Danielle, D’sa Noella, Duffy Taylor, Duggins Anjelica, Dunn Erica, Durning Caitlyn, Ehrensall Kenneth, Elgner Justine, Ellis Lee, Escobar Summer, Eshleman Charles, Espana Salvador, Fassino Barton, Fazzolari Lisa, Ferguson Gaebrial, Ferguson William, Fiedler Michael, Filo Blake, Forrest Lauren, Fox Alexandra, Freet Elisabeth, Frye Jessica, Gadnis Brittnie, Gallet Philip, Galloway Andrew, Garcia Anthony, Garcia Emmanuel, Garcia-Martin Brittany, Gardenswartz Sam, Garwacke David, Gaulke David, Gavlick Ian, Geary Joseph, Gerfelder Gary, Gibaja Yann, Gilsenan Sandra, Giraldo Maximilian, Gobalakrishna Mahalakshmi, Goldberg David, Goldsand Ruby, Gonzalez Abdiel, Gordon Larry, Gotterer Michael, Gottlieb Warren, Grant Tremaine, Gray Piper, Grenier Casey, Guth Courtney, Hakim Mark, Hanley Margot, Hart Stephanie, Hebert Roy, Hefner Erin, Heimsoth Megan, Herczeg Gershon, Hinger Christopher, Hippert Jody, Holguin Leslie, Horikaw Marguerite, Howard Richard, Huang Susanna, Huang Tzu-Hao, Hudson Mary, Iverson-Ammeraal Penny, James Meg, Johns Amanda, Joshi Sarang, Joyner Erika, Kaden Chelsea, Kim Christina, Kim Jennifer, King Axel, Klein Nicole, Knight James, Krauss Lori, Kruse Sarah, Krutiansky Brett, Kugizaki Jennifer, Kuzmick Nick, Kwok Jennifer, Lajoie Jody, Lal Pratil, Laundy Alexandra, Leach Michael, Lee Jennifer, Leifer Jillian, Letafat Camellia, Lewis La Toya, Li Lily, Li Peter, Liberty Daniel, Licht Aliza, Liew Cassandra, Littel Christopher, Lo Timothy, Lozada Utrera Maria, Lynch Brynna, Mackey Katie, Mackey Paul, Madden Kate, Magida Brian, Mahon Fiona, Malone Shannon, Maloney Kathleen, Mann Jonathan, Marangoni Carvalho Rafaela, March Kareem, Mazzella Jason, McClure Daniel, McKennett Colleen, McWherter Jessica, Menard James, Mendelsohn Adam, Merejo Melissa, Mikell Amanda, Miller Chrissie, Miller Jessica, Ming Caitlin, Mitchell Mike, Mizroch Zachary, Moon Cathy, Moore John, Morales Edgar, Morales Marcos, Moran Chelsea, Morel Dan, Moser Sarah, Mullins Anthony, Nair Vini, Nall Gregory, Nemser Kimberly, Nguyen Nickki, Nipper Crystal, Oliva John, Olstein Aaron, Opitz Alana, O’Quin Karen, Padolf Melinda, Paine Erik, Parker Brent, Parker Shelly, Parreira Tatiana, Patel Hina, Petito Nicolette, Pettibone Joseph, Pierce Andrew, Pope Amy, Porter Joseph, Possehl Billy, Potter Krista, Powers Patricia, Pribesh Samantha, Rakowski Michael, Rand Eugenia, Rano Cara, Rath Kevin, Ravas Thomas, Rebello Anthony, Reed Lindsey, Regena Rossobillo, Rex Georgina, Rhodes Molly, Riley Timothy, Rivadeneira Kristen, Rivas Monica, Rivera Ralph, Robinson Emily, Rodes Huntley, Romani Tina, Ruhl Heather, Ruiz Rebia, Saad Omar, Sall Elizabeth, Saloma- Chamberlain Krista, Santiago Martin, Saoud Dana, Sarrafi Susan, Saunders Jeffrey, Savage Jill, Schroeder Kimberly, Scialabba Kathryn, Scirbona Charles, Seale MacKenzie, Seta Gregory, Shah Nikita, Shay Michael, Shin Lori, Shron Maxwell, Sidhu Ashmeet, Sidhu Ranjodh, Sims Adolph, Singer Matt, Smith Ryan, Sneath Jesse, Solis Samantha, Sorcinelli Andrea, Soto Emmanuel, Spayd Erica, Speer Frances, Srednick David, Sud Rahul, Sumra Gaurav, Suss Alyssa, Tacheny Michelle (Milo), Tate Alexis, Taylor Melanie, Taylor Nicholas, Thompson Laura, Tippett Kathryn, Tkach Katherine,Torres Daniel, Triana Sara, Tuck Ryan, Tucker Colleen, Ulmer-Brown Celeste, Umarye Prasad, Underwood Dustin, Valdes Ashley, Vankeuren Chad, Vesce Diana, Vintimilla Diego, Vogel Carl, Vyas Asha, Wang Jie-Hua, Watson Kristy, Weber Travis, West Damian, Wharton Edwin, Wobbecke Sarah,Wojcik Mary, Woodland John, Yang Christina, Yaqub Rabia, Zachritz Hannah, Zayed Nura, Zevoteck Michael, Zhao Bo, Zlata Jesse, Zurita Jason. Each of these persons beneficially owns less than 1% of our common stock. Certain of these persons are current or former employees of the Registrant.

(6)Includes 166 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our common stock. Certain of these persons are current or former employees of the Registrant.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.
The Shares offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Stockholders, or
•through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.
Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.
The Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.
The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers.In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the Shares offered hereby has been passed upon by Latham & Watkins LLP, New York, New York.
EXPERTS
The consolidated financial statements of Warby Parker Inc. for the years ended December 31, 2019 and December 31, 2020 included in Warby Parker Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-259035) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
(a)Amendment No.  2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on September 14, 2021 (File No. 333-259035), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.
(b)The Registrant’s Prospectus to be filed on or about September 29, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-259035).
(c)The description of the Registrant’s Class  A common stock which is contained in a registration statement on Form 8-A filed on September 21, 2021 (File No. 001-40825) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.airbnb.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.
The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registration Information and Employee Plan Annual Information.*
*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.
I-1

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
The following documents filed by Warby Parker Inc. (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:
(a)Amendment No.  2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC and dated on September 14, 2021 (File No. 333-259035), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.
(b)The Registrant’s Prospectus to be filed on or about September 29, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-259035).
(c)The description of the Registrant’s Class  A common stock which is contained in a registration statement on Form 8-A filed on September 21, 2021 (File No. 001-40825) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. DESCRIPTION OF SECURITIES.
Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation that will be in effect immediately following the effectiveness of the Registrant’s Registration Statement on Form S-1 permits indemnification of its directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended bylaws that will be in effect immediately following the effectiveness of the Registrant’s Registration Statement on Form S-1 provide that it will indemnify its directors and officers and permit it to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.
The Registrant has entered into indemnification agreements with its directors and officers, whereby the Registrant has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the Registrant’s best interest.
The indemnification provisions in the Registrant’s amended and restated certificate of incorporation, amended bylaws, and the indemnification agreements that the Registrant has entered into or will enter into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.
The Registrant maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.
Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

ITEM 8. EXHIBITS.
EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Specimen Class A common stock certificate of the Registrant	S-1	333-259035	4.1	August 24, 2021

4.2*	Twelfth Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect

4.3*	Amended and Restated Bylaws of the Registrant, as currently in effect

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Warby Parker Inc. 2021 Incentive Award Plan and related form agreements	S-1/A	333-259035	10.6	September 9, 2021

99.2	Warby Parker Inc. 2021 Employee Stock Purchase Plan	S-1/A	333-259035	10.7	September 9, 2021

99.3	Warby Parker Inc. Amended and Restated 2011 Stock Plan and related form agreements	S-1/A	333-259035	10.3	August 24, 2021

99.4	Warby Parker Inc. 2019 Founder Stock Plan and related form agreements	S-1/A	333-259035	10.5	August 24, 2021
*Filed herewith.
ITEM 9. UNDERTAKINGS.
1.The undersigned Registrant hereby undertakes:
(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of September, 2021.

WARBY PARKER INC.

By:	/s/ Neil Blumenthal
Neil Blumenthal
Co-Chief Executive Officer

By:	/s/ Dave Gilboa
Dave Gilboa
Co-Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neil Blumenthal, Dave Gilboa, and Steven Miller, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Neil Blumenthal	Co-Chief Executive Officer and Director	September 21, 2021
Neil Blumenthal	(Co-Principal Executive Officer)

/s/ Dave Gilboa	Co-Chief Executive Officer and Director	September 21, 2021
Dave Gilboa	(Co-Principal Executive Officer)

/s/ Steven Miller	Chief Financial Officer	September 21, 2021
Steven Miller	(Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew Hunt	Director	September 21, 2021
Andrew Hunt

/s/ Jeffrey Raider	Director	September 21, 2021
Jeffrey Raider

/s/ Teresa Briggs	Director	September 21, 2021
Teresa Briggs

/s/ Joel Cutler	Director	September 21, 2021
Joel Cutler

/s/ Youngme Moon	Director	September 21, 2021
Youngme Moon

/s/ Gabrielle Sulzberger	Director	September 21, 2021
Gabrielle Sulzberger

/s/ Ronald A. Williams	Director	September 21, 2021
Ronald A. Williams